EXHIBIT 10.3

Stock Repurchase 10b5-1 Plan

THIS STOCK REPURCHASE 10b5-1 PLAN (this "Plan") is entered into on October 12, 2010 by and between Juhl Wind, Inc., a Delaware corporation (the "Corporation") and Capstone Capital Management ("Broker"), acting as agent.

WHEREAS, this Plan is entered into by and between the Corporation and Broker as the Corporation's adoption of a written plan for trading securities that complies with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

WHEREAS, the board of directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to repurchase shares of common stock of the Corporation in the open market from time to time depending on prevailing market conditions, and has instituted and publicly announced a stock repurchase program to this end (the "Repurchase Program"); and

WHEREAS, the board of directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to repurchase shares of common stock of the Corporation in connection with the Repurchase Program pursuant to and in conformity with the provisions of Rule 10b5-1.

NOW, THEREFORE, the Corporation instructs Broker to execute the Plan as follows:

1. Certain Definitions.

(a) "Effective Date" means _______________.

(b) “ADTV” means the average daily trading volume reported for the security during the four calendar weeks preceding the week in which the Rule 10b-18 purchase is to be effected.

(c) "Authorized Daily Purchase Amount" means, for any single day, an amount equal to 25% of the ADTV (as defined in Rule 10b-18(a)(1)) of the common stock of the Corporation. In addition, Broker may purchase blocks in accordance with the “Block” exception parameters as defined in Rule 10b-18(a)(1).

(d) "Authorized Price Per Share" means $______ per share, not including the Per Share Commission (as defined in Section 4 below).

(e) "Rule 10b-18" means Rule 10b-18 adopted pursuant to the Exchange Act.

(f) "Total Plan Amount" means $200,000 of Corporation common stock.

(g) "Trading Day" means a day on which the NASDAQ Capital Market is available for regular session trading in which the shares of common stock of the Corporation trade regular way.

2. Purchase of Common Stock.  Starting on the Effective Date and until the Total Plan Amount is purchased or this Plan is otherwise terminated in accordance with Section 3 below, Broker shall purchase up to the Authorized Daily Purchase Amount on each Trading Day; provided that the purchase price for any shares of common stock repurchased pursuant to this Plan shall be equal to or less than the Authorized Price Per Share. Payment for shares of the common stock of the Corporation so purchased shall be made in accordance with normal settlement procedures.

3. Termination of Plan.  The Plan shall terminate on the earliest of the:

(a) close of the trading day on December 31, 2010;

(b) time at which Total Plan Amount is purchased;

(c) time that a reasonable determination is made by the Corporation or Broker that:

(i) the Plan does not comply with Rule 10b5-1 or other applicable securities laws; or

(ii) the Corporation has not, or Broker has not, complied with the Plan, Rule 10b5-1 or other applicable securities laws; or

(d) time that the Corporation delivers to Broker written notice of its election to terminate the Plan.

4. Commission Paid to Broker.  The Corporation agrees to pay Broker $_____ in cash for each share that Broker purchases on behalf of the Corporation pursuant to this Plan (the "Per Share Commission"), which amount includes all commissions, fees and expenses payable by the Corporation to Broker for its services hereunder.

5. Compliance with Rule 10b-18.  The parties acknowledge and agree that purchases under this Plan are intended to comply with the provisions of Rule 10b-18. Broker agrees to comply with the manner of purchase requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 (as set forth below) in effecting any purchase of shares of common stock of the Corporation in the open market. The Corporation agrees not to make any action that would cause any purchase in the open market not to comply with Rule 10b-18. If, and to the extent that, any of the terms of this Plan conflict with the requirements of Rule 10b-18, the requirements of Rule 10b-18 shall control.

Specifically, the conditions of repurchases under Rule 10(b)-18 include the following:

(b)(2)           Time of purchases. Rule 10b-18 purchases must not be:
(i)               The opening (regular way) purchase reported in the consolidated system;
(ii)              Effected during the 10 minutes before the scheduled close of the primary trading session in the principal market for the security, and the 10 minutes before the scheduled close of the primary trading session in the market where the purchase is effected, for a security that has an ADTV value of $1 million or more and a public float value of $150 million or more; and
(iii)             Effected during the 30 minutes before the scheduled close of the primary trading session in the principal market for the security, and the 30 minutes before the scheduled close of the primary trading session in the market where the purchase is effected, for all other securities;

(b)(3)           Price of purchases. Rule 10b-18 purchases must be effected at a purchase price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher, quoted or reported in the consolidated system at the time the Rule 10b-18 purchase is effected;

(b)(4)           Volume of purchases. The total volume of Rule 10b-18 purchases effected by or for the Corporation  and any affiliated purchasers effected on any single day must not exceed 25 percent of the ADTV for that security; However, once each week, in lieu of purchasing under the 25 percent of ADTV limit for that day, the Corporation or an affiliated purchaser of the Corporation may effect one block purchase if: (i) no other Rule 10b-18 purchases are effected that day, and (ii) the block purchase is not included when calculating a security's four week ADTV under this section.

6. Representations and Warranties of Corporation.  The Corporation represents and warrants that:

(a) the Board of Directors of the Corporation has authorized the Corporation to enter into this Plan;

(b) as of the date hereof, the Corporation is not aware of any material nonpublic information concerning the Corporation or its securities;

(c) the Corporation intends to enter into this Plan in good faith and not part of a plan or scheme to evade compliance with the federal securities laws;

(d) while this Plan is in effect, the Corporation will not enter into any corresponding or hedging transactions with respect to the securities subject to this Plan; and

(e) the Corporation will not disclose to any Broker personnel effecting purchases under this Plan any material nonpublic information regarding the Corporation or otherwise attempt to influence purchases made under the Plan.

7. Covenants of the Corporation.  The Corporation covenants and agrees that:

(a) the Corporation will communicate all relevant information to Broker regarding its market repurchase activities, and Broker is entitled to conclusively rely on such information; provided that Broker shall be deemed to be aware of the transactions that it executes on behalf of the Corporation pursuant to this Plan; and

(b) the Corporation will inform Broker as soon as reasonably practicable of any legal or contractual restriction affecting the execution of the Plan by Broker or by the Corporation, and of the occurrence of any event that would cause the Plan to terminate or be suspended pursuant to Sections 3 or 8 of this Plan.

8. Suspension of Purchase of Common Stock.  If Broker is required to suspend purchases of shares of common stock under this Plan on a particular day for any of the following reasons:

(a) a day specified by the Plan is not a Trading Day; or

(b) trading of the shares on the OTC Bulletin Board or any national exchange, as the case may be, is suspended for any reason; or

(c) Broker cannot effect a purchase of shares due to legal, regulatory or contractual restrictions applicable to it or to the Corporation (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18);

then Broker will resume purchases in accordance with Section 2 above on the first Trading Day after the condition causing the suspension of purchases has been resolved to the satisfaction of Broker and the Corporation.

9. Amendment of Plan.  This Plan may be modified or amended only upon the written agreement of the undersigned, which agreement shall contain a representation from the Corporation that:

(a) as of the date of such amendment, the Corporation is not aware of any material nonpublic information concerning the Corporation or its securities; and

(b) the amendment is entered into in good faith and not part of a plan or scheme to evade compliance with the federal securities laws.

10. Entire Agreement.  This Plan constitutes the entire agreement between the parties with respect to this Plan and irrevocably replaces and supersedes all other agreements, if any, regarding the repurchase of the Corporation's common stock (except such agreements as may be necessary to cause the purchases to be made in compliance with Rule 10b-18) entered into prior to the date hereof.

11. Notices.  All notices given by the parties under this Plan shall be given in writing and delivered to the facsimile number or address listed below:

If to Broker, to:

Capstone Capital Management
Attn: ______________________
2000 Prairie Street, Suite 210
Prairie du Sac, WI   53578
Phone: 866.596.9886
Fax: 608.643.5364
Email: _____________________

If to the Corporation, to:

Juhl Wind, Inc.
Attn: John Mitola
996 190th Avenue
Woodstock, MN 56186
Phone: 877.584.5946
Email: john@juhlwind.com

With copy to:
Synergy Law Group, LLC
Attn: Bart Loethen
730 West Randolph, Suite 600
Chicago, IL 60661
Phone: 312.454.0015
Fax: 312.454.0261
Email: bart@synergylawgroup.com

12. Governing Law.  This Plan shall be governed by and construed in accordance with the internal laws of the State of Illinois.

13. Changes in Capitalization of Common Stock.  All share and price amounts in this Plan shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split, stock dividend or other similar transaction with respect to common stock of the Corporation or any similar change in capitalization with respect to the Corporation that occurs during the term of this Plan.

14. Counterparts.  This Plan may be signed in counterparts, each of which shall be an original. Signatures may be delivered by facsimile and any signature so delivered shall be deemed to be an original.

By adopting this Plan, the Corporation acknowledges that it has done so in good faith in order comply with the provisions of Rule 10b5-1.

Broker:	Corporation:

Capstone Capital Management	Juhl Wind Inc.

By: /s/	By: /s/ John Mitola
Name:	Name: John Mitola
Title:	Title: President

Amendment “A”

The parties hereto, Juhl Wind, Inc. and CapStone Investments, hereby amend certain Stock Repurchase 10b5-1 Plan entered into on or about October 12, 2010 and any amendments and/or modifications subsequently entered into, as follows:

This Amendment will replace the 3. Termination of Plan section as follows:

3. Termination of Plan.  The Plan shall terminate on the earliest of the:
(a) close of the trading day on December 31, 2011;
(b) time at which Total Plan Amount is purchased;
(c) time that a reasonable determination is made by the Corporation or Broker that:
(i) the Plan does not comply with Rule 10b5-1 or other applicable securities laws; or
(ii) the Corporation has not, or Broker has not, complied with the Plan, Rule 10b5-1 or other applicable securities laws; or
(d) time that the Corporation delivers to Broker written notice of its election to terminate the Plan.

All other terms of the Stock Repurchase 10b5-1 Plan dated October 12, 2010 and any Amendments or Modifications thereto remain the same.

CapStone Investments

/s/
Jason Diamond
Principal

Juhl Wind, Inc.

/s/ John Mitola                                                       DATE:  March 31, 2011
John Mitola
President

Amendment “B”

The parties hereto, Juhl Wind, Inc. and CapStone Investments, hereby amend certain Stock Repurchase 10b5-1 Plan entered into on or about October 12, 2010 and any amendments and/or modifications subsequently entered into, as follows:

This Amendment will replace the definition of (f) "Total Plan Amount" under Section 1 Certain Definition so that it means $250,000 of Corporation common stock.

All other terms of the Stock Repurchase 10b5-1 Plan dated October 12, 2010 and any Amendments or Modifications thereto remain the same.

CapStone Investments

/s/
Jason Diamond
Principal

Juhl Wind, Inc.

/s/ John Mitola                                                       DATE:  April 12, 2011
John Mitola
President